Terra restarts Woodward facility
Sioux City, Iowa (February 13, 2009)—Terra Industries Inc. (NYSE symbol: TRA) has resumed production at its Woodward, Okla. manufacturing facility, which has been idle since Dec. 18, 2008. The facility’s ammonia plant will operate at optimal rates to manage inventories in the continuing slow industrial ammonia demand environment. The upgrading plants will operate at full rates to meet agricultural nitrogen demand.
The facility’s methanol plant has also resumed production.
About Terra
Terra Industries Inc., with 2008 revenues of $2.9 billion, is a leading North American producer of nitrogen products.
Forward-looking statement
Certain statements in this new release may constitute “forward-looking” statements within the meaning of the Private Litigation Reform Act of 1995. Forward-looking statements are based upon assumptions as to future events that may not prove to be accurate. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. Actual outcomes and results may differ materially from what is expressed or forecasted in these forward-looking statements. As a result, these statements speak only as of the date they were made and Terra undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.
Words such as “expects,” “intends,” “plans,” “projects,” “believes,” “estimates,” and similar expressions are used to identify these forward-looking statements. These include, among others, statements relating to:
•	financial markets,

•	general economic conditions within the agricultural industry,

•	competitive factors and price changes (principally, sales prices of nitrogen and methanol products and natural gas costs),

•	product mix,

•	the seasonality of demand patterns,

•	weather conditions,

•	environmental and other government regulation, and

•	agricultural regulations.

Additional information as to these factors can be found in Terra’s 2007 Annual Report/10-K, in the section entitled “Business,” “Legal Proceedings,” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and in the Notes to the consolidated financial statements.
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Note:	Terra Industries’ news announcements are also available on its Web site, www.terraindustries.com.